EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


Board of Directors
Gateway Distributors, Ltd.
Las Vegas, NV

     We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated April 10, 2002, relating to the consolidated financial statements of Gateway Distributors, Ltd. for the year ended December 31, 2001 appearing in Gateway's Form 10-KSB, and to our inclusion as a named expert. Our report included an explanatory paragraph regarding the substantial doubt about Gateway's ability to continue as a going concern.

/s/Perrin, Fordree & Company, P.C.
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Perrin, Fordree & Company, P.C.
901 Wilshire Drive, Suite 400
Troy, Michigan  48084

April 10, 2003


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